EXHIBIT H (IV)
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January 08, 2004


USAA Mutual Fund, Inc.,
USAA Investment Trust,
USAA Tax Exempt Fund, Inc.,
USAA State Tax-Free Trust, and
USAA Life Investment Trust, not in their individual capacities but on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on SCHEDULE A hereto
9800 Fredericksburg Road
San Antonio, Texas 78288

Attention:    Christopher W. Claus, President
              James M. Middleton, President

Ladies and Gentlemen:

         This Facility Agreement Letter (this "AGREEMENT") sets forth the terms and conditions for loans (each a "LOAN" and collectively the "LOANS") which USAA Capital Corporation ("CAPCO"), agrees to make during the period commencing January 08, 2004 and ending January 06, 2005 (the "FACILITY PERIOD") to USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust and USAA Life Investment Trust, and each investment company which may become a party hereto pursuant to the terms of this Agreement (each a "BORROWER" and collectively the "BORROWERS"), each of which is executing this Agreement not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on SCHEDULE A (as hereafter modified or amended in accordance with the terms hereof) (each a "FUND" and collectively the "FUNDS"), under a master revolving credit facility (the "FACILITY"). This Agreement replaces in its entirety that certain Facility Agreement Letter dated January 9, 2003, as heretofore amended or modified, between the Borrowers and CAPCO. CAPCO and the Borrowers hereby agree as follows:

        1. AMOUNT. The aggregate principal amount of the Loans to be advanced under this Facility shall not exceed, at any one time outstanding, U.S. $400,000,000 (the "COMMITMENT"). The aggregate principal amount of the Loans which may be borrowed by a Borrower for the benefit of a particular Fund under the Facility and the Other Facility (defined below) shall not exceed the percentage (the "BORROWING LIMIT") of the total assets of such Fund as set forth on SCHEDULE A.

        2. PURPOSE AND LIMITATIONS ON BORROWINGS. Each Borrower will use the proceeds of each Loan made to it solely for temporary or emergency purposes of the Fund for whose benefit it is borrowing in accordance with such Fund's Borrowing Limit and prospectus in effect at the time of such Loan. Portfolio securities may not be purchased by a Fund while there is a Loan outstanding under the Facility and/or a loan outstanding under the Other Facility (defined below) for the benefit of such Fund, if the aggregate amount of such Loan and such other loan under the Other Facility exceeds 5% of the total assets of such Fund. The Borrowers will not, and will not permit any Fund to, directly or indirectly, use any proceeds of any Loan for any purpose, that would violate any provision of any applicable statute, regulation, order, or restriction.

        3. BORROWING RATE AND MATURITY OF LOANS. CAPCO shall make Loans to a Borrower and the principal amount of each Loan outstanding from time to time shall bear interest from the date each such Loan is made to, but excluding the date of payment in full thereof, at a rate per annum equal to the rate at which CAPCO obtains funding in the capital markets. Interest on the Loans shall be calculated on the basis of a year of 360 days and the actual days elapsed but shall not exceed the highest lawful rate. Each loan will be for an established number of days agreed upon by the applicable Borrower and CAPCO on or before the date of such Loan. Notwithstanding the above, all Loans to a Borrower shall be made

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available  at a rate per annum equal to the rate at which CAPCO would make loans to affiliates and subsidiaries. Further, as to the investment companies except USAA Life Investment Trust, if the CAPCO rate exceeds the rate at which a Borrower could obtain funds pursuant to the $100 million credit agreement with State Street Bank and Trust Company ("State Street") and Bank of America, N.A. ("Bank of America") , the Borrower will in the absence of predominating circumstances, borrow from State Street and/or Bank of America. Any past due principal and/or accrued interest shall bear interest at a rate per annum equal to the aggregate of the "FEDERAL FUNDS RATE" plus 1.50 percent (150 basis points), but not to exceed the highest lawful rate, from the date of any such payment was due, but excluding the date of payment in full thereof, and shall be payable on demand.

        4. ADVANCES, PAYMENTS, PREPAYMENTS AND READVANCES. Upon each Borrower's request, and SUBJECT TO the terms and conditions contained herein, CAPCO shall make Loans to each Borrower on behalf of and for the benefit of its respective Fund(s) during the Facility Period, and each Borrower may borrow, repay and reborrow Loans hereunder. The Loans shall be evidenced by a duly executed and delivered Master Grid Promissory Note in the form of EXHIBIT A (the "NOTE"). Each Loan shall be in an aggregate amount not less than U.S. $100,000 and increments of U.S. $1,000 in excess thereof. Payment of principal and interest due with respect to each Loan shall be payable at the maturity of such Loan and shall be made in funds immediately available to CAPCO prior to 2:00 p.m. San Antonio, Texas time on the day such payment is due, or as CAPCO shall otherwise direct from time to time and, SUBJECT TO the terms and conditions hereof, may be repaid with the proceeds of a new borrowing hereunder. Notwithstanding any provision of this Agreement to the contrary, all Loans, accrued but unpaid interest and other amounts payable hereunder shall be due and payable upon termination of the Facility (whether by acceleration or otherwise).

        5. FACILITY FEE. Beginning with the date of this Agreement and until such time as all Loans have been irrevocably repaid to CAPCO in full, and CAPCO is no longer obligated to make Loans, each Fund (to be allocated among the Funds as the Borrowers deem appropriate) severally shall pay to CAPCO its allocated share of a facility fee (the "FACILITY FEE"). The Facility Fee will be the Borrowers' assessed proportionate share of CAPCO's operating expenses related to obtaining/maintaining CAPCO's funding programs. The expense will be allocated by CAPCO to the Borrowers and to the other CAPCO borrowers (CAPCO affiliates and subsidiaries) based on the Borrowers' Commitment (as it may be reduced pursuant to SECTION 6) as a percentage of the total amount of borrowing authorized for all CAPCO borrowers. In no event will the Facility Fee exceed .09 of one percent (9 basis points) of the amount of the commitment, nor will it exceed the fee charged any other CAPCO affiliates and subsidiaries under similar loan arrangements.

         6. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. The Borrowers on behalf of the applicable Funds shall have the right upon at least three business days prior written notice to CAPCO, to terminate or reduce the unused portion of the Commitment. Any such reduction of the Commitment shall be in the amount of U.S. $5,000,000 or any larger integral multiple of U.S. $1,000,000 (EXCEPT that any reduction may be in the aggregate amount of the unused Commitment). Accrued fees with respect to the terminated Commitment shall be payable to CAPCO on the effective date of such termination.

        7. MANDATORY TERMINATION COMMITMENT. The Commitment shall automatically terminate on the last day of the Facility Period and any Loans then outstanding (TOGETHER WITH accrued interest thereon and any other amounts owing hereunder) shall be due and payable on such date.

        8. COMMITTED FACILITY. CAPCO acknowledges that the Facility is a committed facility and that CAPCO shall be obligated to make any Loan requested during the Facility Period under this Agreement, subject to the terms and conditions hereof; PROVIDED, HOWEVER, that CAPCO shall not be obligated to make any Loan if this Facility has been terminated by the Borrowers, or to a Borrower on behalf of a proposed borrowing Fund, if at the time of a request for a Loan by a Borrower (on behalf of such applicable borrowing Fund) there exists any Event of Default or condition which, with the passage of time or giving of notice, or both, would constitute or become an Event of Default with respect to such Fund.

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        9.  LOAN REQUESTS.  Each request for a Loan (each a "BORROWING  NOTICE")
shall be in writing by the applicable Borrower, EXCEPT that such Borrower may make an oral request (each an "ORAL REQUEST") PROVIDED THAT each Oral Request shall be followed by a written Borrowing Notice within one business day. Each Borrowing Notice shall specify the following terms ("TERMS") of the requested
Loan: (i) the date on which such Loan is to be disbursed, (ii) the principal amount of such Loan, (iii) the Borrower which is borrowing such Loan, (iv) the Fund(s) for whose benefit the Loan is being borrowed and the amount of the Loan which is for the benefit of each such Fund, and (v) the requested maturity date of the Loan. Each Borrowing Notice shall also set forth the total assets of each Fund for whose benefit a portion of the Loan is being borrowed as of the close of business on the day immediately preceding the date of such Borrowing Notice. Borrowing notices shall be delivered to CAPCO by 9:00 a.m. San Antonio, Texas time on the day the Loan is requested to be made.

Each Borrowing Notice shall constitute a representation to CAPCO by the applicable Borrower on behalf of the proposed borrowing Fund(s) of such Borrower that all of the representations and warranties made by such Borrower on behalf of the applicable borrowing Fund(s) of such Borrower in SECTION 12 are true and correct as of such date and that no Event of Default or other condition which with the passage of time or giving of notice, or both, would result in an Event of Default, has occurred or is occurring with respect to such borrowing Fund(s).

        10. CONFIRMATIONS; CREDITING OF FUNDS; RELIANCE BY CAPCO. Upon receipt by CAPCO of a Borrowing Notice:

                  (a) CAPCO shall send the applicable Borrower written confirmation of the Terms of such Loan via facsimile or telecopy, as soon as reasonably practicable; PROVIDED, HOWEVER, that the failure to do so shall not affect the obligation of such Borrower;

                  (b) CAPCO shall make such Loan in accordance with the Terms by transfer of the Loan amount in immediately available funds, to the account of the applicable Borrower as specified in EXHIBIT B or as such Borrower shall otherwise specify to CAPCO in a writing signed by an Authorized Individual (as defined in SECTION 11) of such Borrower and sent to CAPCO via facsimile or telecopy; and

                  (c) CAPCO shall make appropriate entries on the Note or the records of CAPCO to reflect the Terms of the Loan; PROVIDED, HOWEVER, that the failure to do so shall not affect the obligation of any borrowing Fund.

CAPCO shall be entitled to rely upon and act hereunder pursuant to any Oral Request, which it reasonably believes to have been made by the applicable Borrower through an Authorized Individual. If any Borrower believes that the confirmation relating to any Loan contains any error or discrepancy from the applicable Oral Request, such Borrower will promptly notify CAPCO thereof.

        11. BORROWING RESOLUTIONS AND OFFICERS' CERTIFICATES. Prior to the making of any Loan pursuant to this Agreement, the Borrowers shall have delivered to CAPCO (a) the duly executed Note, (b) resolutions of each Borrower's Board of Directors/Trustees authorizing each Borrower to execute, deliver and perform this Agreement and the Note on behalf of the applicable Funds, (c) an Officer's Certificate in substantially the form set forth in EXHIBIT D, authorizing certain individuals ("AUTHORIZED INDIVIDUALS"), to take on behalf of each Borrower (on behalf of the applicable Funds) actions contemplated by this Agreement and the Note, and (d) the opinion of counsel to USAA Investment Management Company, manager and advisor to the Borrowers, with respect to such matters as CAPCO may reasonably request.

        12. REPRESENTATIONS AND WARRANTIES. In order to induce CAPCO to enter into this Agreement and to make the Loans provided for hereunder, each Borrower hereby severally, makes on behalf of each

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of its  respective  series  of Funds  comprising  such  Borrower  the  following representations and warranties, which shall survive the execution and delivery hereof and of the Note:

                  (a) ORGANIZATION, STANDING, ETC. Such Borrower is a corporation or trust duly organized, validly existing, and in good standing under applicable state laws and has all requisite corporate or trust power and authority to carry on its respective businesses as now conducted and proposed to be conducted, to enter into this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue and borrow under the Note and to carry out the terms hereof and thereof;

                  (b) FINANCIAL INFORMATION; DISCLOSURE, ETC. Such Borrower has furnished CAPCO with certain financial statements of such Borrower with respect to itself and the applicable Fund(s), all of which such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of such Borrower and the applicable Funds on the dates and for the periods indicated. Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to CAPCO by such Borrower on behalf of the applicable Fund(s) in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein in light of the circumstances when made not misleading;

                  (c) AUTHORIZATION; COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the Note, and borrowings hereunder, have been duly authorized by all necessary corporate or trust action of such Borrower and will not result in any violation of or be in conflict with or constitute a default under any term of the charter, by-laws or trust agreement, as applicable, of such Borrower or of any borrowing restrictions or prospectus or statement of additional information of such Borrower or the applicable Fund(s), or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Borrower on behalf of the applicable Fund(s), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the applicable Fund(s) pursuant to any such term. Such Borrower is not in violation of any term of its respective charter, by-laws or trust agreement, as applicable, and such Borrower and the applicable Fund(s) are not in violation of any material term of any agreement or instrument to which they are a party, or to the best of such Borrower's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to them;

                  (d) SEC COMPLIANCE. Such Borrower and the applicable Fund(s) are in compliance in all material respects with all federal and state securities or similar laws and regulations, including all material rules, regulations and administrative orders of the Securities and Exchange Commission (the "SEC") and applicable Blue Sky authorities. Such Borrower and the applicable Fund(s) are in compliance in all material respects with all of the provisions of the Investment Company Act of 1940, and such Borrower has filed all reports with the SEC that are required of it or the applicable Fund(s);

                  (e) LITIGATION. There is no action, suit or proceeding pending or, to the best of each Borrower's knowledge, threatened against such Borrower or the applicable Fund(s) in any court or before any arbitrator or governmental body which seeks to restrain any of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the assets or business operations of such Borrower or the applicable Fund(s) or the ability of such applicable Fund(s) to pay and perform their respective obligations hereunder and under the Notes; and

                  (f) FUNDS' OBLIGATION FOR REPAYMENT. The assets of each Fund for whose benefit Loans are borrowed by the applicable Borrower are SUBJECT TO and liable for such Loans. CAPCO may only seek repayment from the assets of the Fund of a Borrower that obtained a Loan, and may not seek repayment of that Loan from the assets of any other Fund of that Borrower.

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        13. AFFIRMATIVE  COVENANTS  OF THE  BORROWERS.  Until  such time  as all amounts of principal, interest and other sums due to CAPCO by a Borrower pursuant to any Loan made to such Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until CAPCO is no longer obligated to make Loans to such Borrower for the benefit of the applicable Fund(s), such Borrower (on behalf of its respective Fund(s)) severally agrees:

                  (a) To deliver to CAPCO as soon as possible and in any event within seventy-five (75) days after the end of each fiscal year of such Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each applicable Fund for such fiscal year, as set forth in each applicable Fund's Annual Report to shareholders TOGETHER WITH a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit as of the end of such fiscal year;

                  (b) To deliver to CAPCO as soon as available and in any event within seventy-five (75) days after the end of each semiannual period of such Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statement of Operations and Statements of Changes in Net Assets of each applicable Fund as of the end of such semiannual period, as set forth in each applicable Fund's Semiannual Report to shareholders, TOGETHER WITH a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit at the end of such semiannual period;

                  (c) To deliver to CAPCO prompt notice of the occurrence of any event or condition which constitutes, or is likely to result in, a change in such Borrower or any applicable Fund which could reasonably be expected to materially adversely affect the ability of any applicable Fund to promptly repay outstanding Loans made for its benefit or the ability of such Borrower or the applicable Fund(s) to perform their respective obligations under this Agreement or the Note;

                  (d) To do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate or trust existence of such Borrower and all permits, rights and privileges necessary for the conduct of its businesses and to comply in all material respects with all applicable laws, regulations and orders, including without limitation, all rules and regulations promulgated by the SEC;

                  (e) To promptly notify CAPCO of any litigation, threatened legal proceeding or investigation by a governmental authority which could reasonably be expected to materially affect the ability of any applicable Fund to promptly repay the outstanding Loans made for its benefit hereunder or the ability of such Borrower or the applicable Fund(s) to otherwise perform their respective obligations hereunder;

                  (f) In the event a Loan for the benefit of a particular Fund is not repaid in full within 10 days after the date it is borrowed, and until such Loan is repaid in full, to deliver to CAPCO, within two business days after each Friday occurring after such 10th day, a statement setting forth the total assets of such Fund as of the close of business on each such Friday; and

                  (g) Upon the request of CAPCO, which may be made by CAPCO from time to time in the event CAPCO in good faith believes that there has been a material adverse change in the capital markets generally, to deliver to CAPCO, within two business days after any such request, a statement setting forth the total assets of each Fund for whose benefit a Loan is outstanding on the date of such request.

        14. NEGATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal, interest and other sums due to CAPCO by a Borrower pursuant to any Loan made to such Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until CAPCO is no longer obligated to make Loans to such Borrower for the benefit of the applicable Fund, such Borrower (on behalf of its respective Fund(s)) severally agrees:

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                  (a)  Unless  CAPCO  has  breached  its   obligations  to  lend
hereunder or becomes insolvent or the subject of a receivership proceeding, not to incur any indebtedness for borrowed money (OTHER THAN (i) pursuant to a U.S. $100,000,000 Credit Agreement with State Street and Bank of America previously referenced in Paragraph 3 above (the "OTHER FACILITY") and (ii) overdrafts incurred at the custodian of the Funds from time to time in the ordinary course of business) EXCEPT the Loans, without the prior written consent of CAPCO, which consent will not be unreasonably withheld; and

                  (b) Not to dissolve or terminate its existence, or merge or consolidate with any other person or entity, or sell all or substantially all of its assets in a single transaction or series of related transactions (OTHER THAN assets consisting of margin stock), each without the prior written consent of CAPCO, which consent will not be unreasonably withheld; PROVIDED THAT a Borrower or Fund may without such consent merge, consolidate with, or purchase substantially all of the assets of, or sell substantially all of its assets to, an affiliated investment company or series thereof, as provided for in Rule 17a-8 under the Investment Company Act of 1940.

        15. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur (it being understood that an Event of Default with respect to one Fund shall not constitute an Event of Default with respect to any other Fund):

                  (a) A Fund shall default in the payment of principal or interest on any Loan or any other fee due hereunder for a period of five days after the same becomes due and payable, whether at maturity or, with respect to any Facility Fee, at a date fixed for the payment thereof;

                  (b) A Fund shall default in the performance of or compliance with any term contained in SECTION 13 and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the applicable Borrower on behalf of such Fund by CAPCO;

                  (c) A Fund shall default in the performance of or compliance with any term contained in SECTION 14;

                  (d) A Fund shall default in the performance of or compliance with any other term contained herein and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the applicable Borrower on behalf of such Fund by CAPCO;

                  (e) Any representation or warranty made by or on behalf of a Fund herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made;

                  (f) USAA Investment Management Company or any successor manager or investment adviser (PROVIDED THAT such successor manager or investment advisor is a wholly-owned subsidiary of United Services Automobile Association and/or CAPCO) shall cease to be the manager and investment advisor of a Fund; PROVIDED THAT USAA Investment Management Company (or its successor) shall be permitted to hire one or more of the existing subadvisers listed on SCHEDULE B as subadvisers for any Fund and may add new subadvisers as provided in SECTION 16(B); or

                  (g) An event of default shall occur and be continuing under the Other Facility with respect to a Fund;

then, in any event, and at any time thereafter, if any Event of Default shall be continuing, CAPCO may by written notice to the applicable Borrower (i) terminate its commitment to make any Loan hereunder to such Borrower with respect to such Fund, whereupon said commitment shall forthwith terminate without any other notice of any kind and (ii) declare the principal and interest in respect of any outstanding Loans with respect to such Fund, and all other amounts due hereunder with respect to such Fund, to be immediately due and payable whereupon the principal and interest in respect thereof and all other amounts due hereunder shall become forthwith due and payable without presentment, demand, protest or

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other notice of any kind, all of which are expressly  waived by the Borrowers on behalf of the applicable Funds.

        16. NEW BORROWERS; NEW FUNDS; NEW SUBADVISERS

                  (a) So long as no Event of Default or condition which, with the passage of time or the giving of notice, or both, would constitute or become an Event of Default has occurred and is continuing, and with the prior consent of CAPCO, which consent will not be unreasonably withheld:

                          (i) Any investment company that becomes part of the same "GROUP OF INVESTMENT COMPANIES" (as that term is defined in Rule 11a-3 under the Investment Company Act of 1940) as the original Borrowers to this Agreement, may, by submitting an amended SCHEDULE A and EXHIBIT B to this Agreement to CAPCO (which amended SCHEDULE A and EXHIBIT B shall replace SCHEDULE A and EXHIBIT B which are then a part of this Agreement) and such other documents as CAPCO may reasonably request, become a party to this Agreement and may become a "BORROWER" hereunder; and

                          (ii) A Borrower may, by submitting an amended SCHEDULE A and EXHIBIT B to this Agreement to CAPCO (which amended SCHEDULE A and EXHIBIT B shall replace SCHEDULE A and EXHIBIT B which are then a part of this Agreement), add additional Funds for whose benefit such Borrower may borrow Loans. No such amendment of SCHEDULE A to this Agreement shall amend the Borrowing Limit applicable to any Fund without the prior consent of CAPCO.

                 (b) A Borrower may, by submitting an amended SCHEDULE B to this Agreement to CAPCO (which amended SCHEDULE B shall replace the SCHEDULE B which is then a part of this Agreement), add new subadvisers, which are not currently subadvising any other Fund.

        17. LIMITED RECOURSE. CAPCO agrees (a) that any claim, liability, or obligation arising hereunder or under the Note whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, TOGETHER WITH accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof) and (b) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Note with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof).

        18. REMEDIES ON DEFAULT. In case any one or more Events of Default shall occur and be continuing, CAPCO may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceedings, against the applicable Borrower on behalf of the applicable defaulting Fund(s), as the case may be. In the case of a default in the payment of any principal or interest on any Loan or in the payment of any fee due hereunder, the relevant Fund(s) (to be allocated among such Funds as the Borrowers deem appropriate) severally shall pay to CAPCO such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorney's fees and expenses from the relevant Fund.

        19. NO WAIVER OF REMEDIES. No course of dealing or failure or delay on the part of CAPCO in exercising any right or remedy hereunder or under the Note shall constitute a waiver of any right or remedy hereunder or under the Note, nor shall any partial exercise of any right or remedy hereunder or under the Note preclude any further exercise thereof or the exercise of any other right or remedy hereunder or under the Note. Such rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies which CAPCO would otherwise have.

        20. EXPENSES. Each of the Funds severally shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred by CAPCO in connection with the collection and any other enforcement proceedings of or regarding this Agreement, any Loan or the Note against such Fund.

        21. BENEFIT OF AGREEMENT. This Agreement and the Note shall be binding upon and inure for the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED THAT no party to this Agreement or the Note may assign any of its rights hereunder or thereunder without the prior written consent of the other parties.

        22. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES

        (A) GENERAL. Unless otherwise expressly provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed, or delivered to the applicable address or facsimile number, or (subject to SUBSECTION (C) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrowers, to the address, facsimile number, electronic mail address, or telephone number specified for such Person on EXHIBIT B or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to CAPCO, to the address, facsimile number, electronic mail address, or telephone number specified on EXHIBIT C or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties.

All such notices and other communications shall be deemed to be given or made upon the EARLIER to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by certified mail, when signed for by or on behalf of the relevant party hereto; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of SUBSECTION (C) below), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

        (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. This Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Borrowers and the Bank. The Bank may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as drafts of loan documents and financial statements and other information as provided in Section 13, and to distribute this Agreement and the other documents to be executed in connection herewith for execution by the parties thereto, and may not be used for any other purpose.

        23. MODIFICATIONS. No provision of this Agreement or the Note may be waived, modified or discharged EXCEPT by mutual written agreement of all parties. THIS WRITTEN LOAN AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

        24. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the choice of law provisions thereof. Chapter 346 of the Texas Finance Code shall not apply to this Agreement or the Loans made hereunder.

        25. TRUST DISCLAIMER. Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

        26. PUBLICITY. Neither CAPCO nor the Borrowers will use any name, trademark, or trade name of the other without that other party's prior written consent.

If this letter correctly reflects your agreement with us, please execute both copies hereof and return one to us, whereupon this Agreement shall be binding upon the Borrowers (not in their individual capacity, but on behalf of their respective Funds listed on SCHEDULE A hereto) and CAPCO.

Sincerely,

USAA CAPITAL CORPORATION


By:     /S/ EDWIN T. MCQUISTON
        ----------------------------------
        Edwin T. McQuiston
        Senior Vice President-Treasurer


1108440

Signature to the Facility Agreement Letter dated January 8, 2004, between USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A hereto) and CAPCO.

AGREED AND ACCEPTED

USAA MUTUAL FUND, INC.,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPER W. CLAUS
         -------------------------------
         Christopher W. Claus, President

USAA INVESTMENT  TRUST,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPHER W. CLAUS
         -------------------------------
         Christopher W. Claus, President


USAA TAX EXEMPT FUND, INC.,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPHER W. CLAUS
         -------------------------------
         Christopher W. Claus, President

USAA STATE TAX-FREE TRUST,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPHER W. CLAUS
         -------------------------------
         Christopher W. Claus, President

USAA     LIFE  INVESTMENT  TRUST,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ JAMES M. MIDDLETON
         -----------------------------
         James M. Middleton, President

                     SCHEDULE A TO FACILITY AGREEMENT LETTER

                  FUNDS FOR WHOSE BENEFIT LOANS CAN BE BORROWED
               UNDER FACILITY AGREEMENT LETTER AND BORROWING LIMIT


BORROWER                                    FUNDS                      MAXIMUM PERCENT OF THE TOTAL ASSETS
                                                                       WHICH CAN BE BORROWED UNDER
                                                                       FACILITY AGREEMENT WITH CAPCO

USAA Mutual Fund, Inc.     USAA Aggressive Growth                             5% of Total Assets
                           USAA Growth & Income                                 "
                           USAA Income Stock                                    "
                           USAA Short-Term Bond                                 "
                           USAA Money Market                                    "
                           USAA Growth                                          "
                           USAA Income                                          "
                           USAA S&P 500 Index (Member and Reward classes)       "
                           USAA Science & Technology                            "
                           USAA First Start Growth                              "
                           USAA High Yield Opportunities                        "
                           USAA Intermediate-Term Bond                          "
                           USAA Small Cap Stock                                 "
                           USAA Extended Market Index                           "
                           USAA Nasdaq-100 Index                                "
                           USAA Capital Growth                                  "
                           USAA Value                                           "

USAA Investment Trust      USAA Cornerstone Strategy                            "
                           USAA Precious Metals and Minerals                    "
                           USAA International                                   "
                           USAA World Growth                                    "
                           USAA GNMA Trust                                      "
                           USAA Treasury Money Market Trust                     "
                           USAA Emerging Markets                                "
                           USAA Growth and Tax Strategy                         "
                           USAA Balanced Strategy                               "

USAA Tax Exempt Fund, Inc. USAA Long-Term                                       "
                           USAA Intermediate-Term                               "
                           USAA Short-Term                                      "
                           USAA Tax Exempt Money Market                         "
                           USAA California Bond                                 "
                           USAA California Money Market                         "
                           USAA New York Bond                                   "
                           USAA New York Money Market                           "
                           USAA Virginia Bond                                   "
                           USAA Virginia Money Market                           "

USAA State Tax-Free Trust  USAA Florida Tax-Free Income                         "
                           USAA Florida Tax-Free Money Market                   "

USAA Life Investment Trust USAA Life Income                                     "
                           USAA Life Growth and Income                          "
                           USAA Life World Growth                               "
                           USAA Life Diversified Assets                         "
                           USAA Life Aggressive Growth                          "

                                                                     Schedule A

                     SCHEDULE B TO FACILITY AGREEMENT LETTER

                              PERMITTED SUBADVISERS



         Batterymarch Financial Management, Inc.
         The Boston Company Asset Management, LLC
         Dresdner RCM Global Investors LLC
         Grantham, Mayo, Van Otterloo & Co. LLC
         Marsico Capital Management, LLC
         Merrill Lynch Quantitative Advisers
         MFS Investment Management
         Northern Trust Investments, N.A.
         Wellington Management Company, LLP
         Westwood Management Corporation

                                                                     Schedule B

                     EXHIBIT A TO FACILITY AGREEMENT LETTER

                           MASTER GRID PROMISSORY NOTE



U.S. $400,000,000                                        Dated: January 08, 2004


         FOR VALUE RECEIVED, each of the undersigned (each a "BORROWER" and collectively the "BORROWERS"), severally and not jointly and not in their individual capacities, but on behalf of and for the benefit of the series of funds comprising each such Borrower as listed on SCHEDULE A to the Agreement as defined below (each a "FUND" and collectively the "FUNDS") promises to pay to the order of USAA Capital Corporation ("CAPCO") at CAPCO's office located at 9800 Fredericksburg Road, San Antonio, Texas 78288, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by CAPCO to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated January 08, 2004 (as amended or modified, the "AGREEMENT"), among the Borrowers and CAPCO, together with interest thereon at the rate or rates set forth in the Agreement. All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

         This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement. Terms not defined in this Note shall be as set forth in the Agreement.

         CAPCO is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CAPCO to do so or to do so accurately shall not affect the obligations of any Borrower (or the Fund for whose benefit it is borrowing) hereunder.

         Each Borrower waives all claims to presentment, demand, protest, and notice of dishonor. Each Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees in connection with the enforcement of this Note.

         CAPCO hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, TOGETHER WITH accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

         Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         Loans under the Agreement and this Note (except to USAA Life Investment Trust) are subordinated to loans made under the $100,000,000 Credit Agreement between the Borrowers and State Street Bank and Trust Company (State Street) and Bank of America, N.A. (Bank of America), dated January 08, 2004, in the manner and to the extent set forth in the Agreement among the Borrowers, CAPCO, State Street and Bank of America, dated January 08, 2004.

         This Note shall be governed by the laws of the state of Texas.


                                                                       Exhibit A

Signature to the Master Grid Promissory Note dated January 08, 2004, by USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust and USAA Life Investment Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A to the Agreement) payable to CAPCO.

                                   USAA MUTUAL FUND, INC.,
                                            on behalf of and for the benefit
                                            of its series of Funds as set forth
                                            on SCHEDULE A to the Agreement

                                   By:      /S/ CHRISTOPHER W. CLAUS
                                            ----------------------------------
                                            Christopher W. Claus, President


                                   USAA INVESTMENT TRUST,
                                            on behalf of and for the benefit
                                            of its series of Funds as set forth
                                            on SCHEDULE A to the Agreement

                                   By:      /S/ CHRISTOPHER W. CLAUS
                                            ---------------------------------
                                            Christopher W. Claus, President


                                   USAA TAX EXEMPT FUND, INC.,
                                            on behalf of and for the benefit
                                            of its series of Funds as set forth
                                            on SCHEDULE A to the Agreement

                                   By:      /S/ CHRISTOPHER W. CLAUS
                                            ----------------------------------
                                            Christopher W. Claus, President


                                   USAA STATE TAX-FREE  TRUST,
                                            on behalf of and for the benefit
                                            of its series of Funds as set forth
                                            on SCHEDULE  A to the  Agreement

                                   By:      /S/ CHRISTOPHER W. CLAUS
                                            ----------------------------------
                                            Christopher W. Claus, President



                                   USAA LIFE INVESTMENT TRUST,
                                            on behalf of and for the benefit
                                            of its series of Funds as set forth
                                            on SCHEDULE  A to the Agreement

                                   By:      /S/ JAMES M. MIDDLETON
                                            -----------------------------------
                                            James M. Middleton, President

                                                                       Exhibit A

                                SCHEDULE TO NOTE

                         LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated January 08, 2004, executed severally and not jointly by USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT FUND, INC., USAA STATE TAX-FREE TRUST and USAA LIFE INVESTMENT TRUST (not in their individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower) payable to the order of USAA CAPITAL CORPORATION.


[GRID]
Date of
Loan


Borrower
and Fund


Amount of
Loan


Type of Rate and
Interest
Rate on Date of
Borrowing



Amount of
Principal
Repaid

Date of
Repayment


Other
Expenses


Notation
made by

                                                                       Exhibit A

                                    EXHIBIT B


                     EXHIBIT B TO FACILITY AGREEMENT LETTER

                           BORROWER INFORMATION SHEET


BORROWERS:  USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA
            TAX EXEMPT FUND, INC. and USAA STATE TAX-FREE TRUST


ADDRESS FOR NOTICES AND OTHER COMMUNICATIONS TO THESE BORROWERS:

        9800 Fredericksburg Road
        San Antonio, Texas 78288 (for Federal Express, 78240)

        Attention:       Clifford A. Gladson
                         Senior Vice President, Fixed Income Investments (USAA)
        Telephone:       (210) 498-6508
        Cellphone:       (210) 913-6508
        Telecopy:        (210) 498-6707
        e-mail:          CLIFF.GLADSON@USAA.COM


        Attention:       Stuart H. Wester
                         Vice President, Equity Investments (USAA)
        Telephone:       (210) 498-7611
        Telecopy:        (210) 498-4446
        e-mail:          STUART.WESTER@USAA.COM


        Attention:       Roberto Galindo, Jr.
                         Assistant Vice President,
                         Mutual Fund Accounting and Administration (USAA)
        Telephone:       (210) 498-7261
        Telecopy:        (210) 498-0382 or 498-7819
        Telex:           767424
        e-mail:          bob.galindo@usaa.com


ADDRESS FOR BORROWING AND PAYMENTS:

        9800 Fredericksburg Road
        San Antonio, Texas 78288 (for Federal Express, 78240)

        Attention:       Roberto Galindo, Jr.
                         Assistant Vice President,
                         Mutual Fund Accounting and Administration (USAA)
        Telephone:       (210) 498-7261
        Telecopy:        (210) 498-0382 or 498-7819
        Telex:           767424
        e-mail:          bob.galindo@usaa.com

                                                                       Exhibit B

BORROWERS:        USAA LIFE INVESTMENT TRUST


ADDRESS FOR NOTICES AND OTHER COMMUICATIONS TO THIS BORROWER:

        9800 Fredericksburg Road
        San Antonio, Texas 78288 (for Federal Express, 78240)

        Attention:       David M. Holmes
                         Senior Vice President
                         USAA Investment Management Company
        Telephone:       (210) 498-7517
        Telecopy:        (210) 498-8997
                         e-mail: david.holmes@usaa.com

ADDRESS FOR BORROWING AND PAYMENTS:

        9800 Fredericksburg Road
        San Antonio, Texas 78288 (for Federal Express, 78240)

        Attention:       David M. Holmes
                         Senior Vice President
                         USAA Investment Management Company
        Telephone:       (210) 498-7517
        Telecopy:        (210) 498-8997
        e-mail:          david.holmes@usaa.com

        Copies to:       Roberto Galindo, Jr.
                         Assistant Vice President
                         Mutual Fund Accounting and Administration (USAA)
        Telephone:       (210) 498-7261
        Telecopy:        (210) 498-0382 or 498-7819
        Telex:           767424
        e-mail:          bob.galindo@usaa.com

INSTRUCTIONS FOR PAYMENTS TO BORROWER:

WE PAY VIA:      X    FED FUNDS               CHIPS
            ----------              ----------

                                                                       Exhibit B

TO: (PLEASE PLACE BANK NAME, CORRESPONDENT NAME (IF APPLICABLE), CHIPS AND/OR FED FUNDS ACCOUNT NUMBER BELOW)

USAA MUTUAL FUND, INC.

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA AGGRESSIVE GROWTH FUND                          ACCT.# 6938-502-9

USAA GROWTH & INCOME FUND                            ACCT.# 6938-519-3

USAA INCOME STOCK FUND                               ACCT.# 6938-495-6

USAA SHORT-TERM BOND FUND                            ACCT.# 6938-517-7

USAA MONEY MARKET FUND                               ACCT.# 6938-498-0

USAA GROWTH FUND                                     ACCT.# 6938-490-7

USAA INCOME FUND                                     ACCT.# 6938-494-9

USAA SCIENCE & TECHNOLOGY FUND                       ACCT.#6938-515-1

USAA FIRST START GROWTH FUND                         ACCT.#6938-468-3

USAA HIGHYIELD OPPORTUNITIES FUND                    ACCT.#6938-576-3

USAA INTERMEDIATE-TERM BOND FUND                     ACCT.#6938-577-1

USAA SMALL CAP STOCK FUND                            ACCT.#6938-578-9

USAA NASDAQ-100 INDEX FUND                           ACCT.#6938-794-2



USAA CAPITAL GROWTH FUND                             ACCT.#6938-796-7

USAA VALUE FUND                                      ACCT.#6938-799-1


NORTHERN TRUST COMPANY, CHICAGO, ILLINOIS

ABA #071000152

USAA S&P 500 INDEX FUND                              ACCT.#2616882

                                                                       Exhibit B

J P MORGAN CHASE BANK, NEW YORK, NY

ABA #021000021

USAA EXTENDED MARKET INDEX FUND                      ACCT.#P83544

USAA INVESTMENT TRUST

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA CORNERSTONE STRATEGY FUND                       ACCT.# 6938-487-3

USAA PRECIOUS METALS AND MINERALS FUND               ACCT.# 6938-488-1

USAA INTERNATIONAL FUND                              ACCT.# 6938-497-2

USAA WORLD GROWTH FUND                               ACCT.# 6938-504-5

USAA GNMA TRUST                                      ACCT.# 6938-486-5

USAA TREASURY MONEY MARKET TRUST                     ACCT.# 6938-493-1

USAA EMERGING MARKETS FUND                           ACCT.# 6938-501-1

USAA GROWTH AND TAX STRATEGY FUND                    ACCT.# 6938-509-4

USAA BALANCED STRATEGY FUND                          ACCT.# 6938-507-8

USAA TAX EXEMPT FUND, INC.

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA LONG-TERM FUND                                  ACCT.# 6938-492-3

USAA INTERMEDIATE-TERM FUND                          ACCT.# 6938-496-4

USAA SHORT-TERM FUND                                 ACCT.# 6938-500-3

USAA TAX EXEMPT MONEY MARKET FUND                    ACCT.# 6938-514-4

USAA CALIFORNIA BOND FUND                            ACCT.# 6938-489-9

USAA CALIFORNIA MONEY MARKET FUND                    ACCT.# 6938-491-5

USAA NEW YORK BOND FUND                              ACCT.# 6938-503-7

USAA NEW YORK MONEY MARKET FUND                      ACCT.# 6938-511-0

USAA VIRGINIA BOND FUND                              ACCT.# 6938-512-8

USAA VIRGINIA MONEY MARKET FUND                      ACCT.# 6938-513-6

                                                                       Exhibit B

USAA STATE TAX-FREE TRUST

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA FLORIDA TAX-FREE INCOME FUND                    ACCT.# 6938-473-3

USAA FLORIDA TAX-FREE MONEY MARKET FUND              ACCT.# 6938-467-5


USAA LIFE INVESTMENT TRUST

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA LIFE INCOME FUND                                ACCT.# 6938-607-6

USAA LIFE GROWTH & INCOME FUND                       ACCT.# 6938-606-8

USAA LIFE WORLD GROWTH FUND                          ACCT.# 6938-605-0

USAA LIFE DIVERSIFIED ASSETS FUND                    ACCT.# 6938-604-3

USAA LIFE AGGRESSIVE GROWTH FUND                     ACCT.# 6938-608-4


                                                                       Exhibit B

                                    EXHIBIT C

                      ADDRESS FOR USAA CAPITAL CORPORATION

                            USAA Capital Corporation
                            9800 Fredericksburg Road
                            San Antonio, Texas 78288

                            Attention:      Edwin T. McQuiston
                            Telephone:      (210) 498-2296
                            Telecopy:       (210) 498-6566


                                                                       Exhibit C

                     EXHIBIT D TO FACILITY AGREEMENT LETTER

                              OFFICER'S CERTIFICATE

Mark S. Howard hereby certifies that he is the duly elected Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (each a "BORROWER" and collectively the "BORROWERS"), and that he is authorized to execute this Certificate on behalf of the Borrowers. The undersigned hereby further certifies to the following:

Any one of the Chairman and Chief Executive Officer of United States Automobile Association ("USAA"), the Executive Vice President-Chief Financial Officer/Corporate Treasurer of USAA, or the Senior Vice President-Corporate Finance and Assistant Treasurer of USAA, together with either the Treasurer or Assistant Treasurer of the Borrowers, are duly authorized to act on behalf of the Funds, by transmitting telephonic, electronic mail, telex, or telecopy instructions and other communications with regard to borrowings and payments pursuant to the Facility Agreement dated January 8, 2004, with USAA Capital Corporation. The signature set opposite the name of each individual below is that individual's genuine signature.

NAME                   OFFICE                                      SIGNATURE
----                   ------                                      ---------


Robert G. Davis        Chairman and Chief Executive
                       Officer of USAA               __________________________

Josue Robles, Jr.      Executive Vice President-Chief
                       Financial Officer/Corporate
                       Treasurer of USAA             __________________________

Edwin T. McQuiston     Senior Vice President-Corporate
                       Finance and Assistant Treasurer
                       of USAA                       __________________________

David M. Holmes        Treasurer of the Borrowers    __________________________


Roberto Galindo, Jr.   Assistant Treasurer of the
                       Borrowers                     __________________________

IN WITNESS WHEREOF, I have executed the Certificate as of this 8th day of January, 2004.


-----------------------------------
Mark S. Howard
Secretary


I, Christopher W. Claus, officer of the Borrowers, hereby certify that Mark S. Howard is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of the Borrowers and that his signature set forth above is his true and correct signature.

Date:  January 8, 2004

                                              --------------------------------
                                              Christopher W. Claus, Officer

                                                                       Exhibit D

                           MASTER GRID PROMISSORY NOTE


U.S. $400,000,000                                       Dated: January 08, 2004

         FOR VALUE RECEIVED, each of the undersigned (each a "BORROWER" and collectively the "BORROWERS"), severally and not jointly and not in their individual capacities, but on behalf of and for the benefit of the series of funds comprising each such Borrower as listed on SCHEDULE A to the Agreement as defined below (each a "FUND" and collectively the "FUNDS") promises to pay to the order of USAA Capital Corporation ("CAPCO") at CAPCO's office located at 9800 Fredericksburg Road, San Antonio, Texas 78288, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by CAPCO to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated January 08, 2004 (as amended or modified, the "AGREEMENT"), among the Borrowers and CAPCO, together with interest thereon at the rate or rates set forth in the Agreement. All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

         This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement. Terms not defined in this Note shall be as set forth in the Agreement.

         CAPCO is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CAPCO to do so or to do so accurately shall not affect the obligations of any Borrower (or the Fund for whose benefit it is borrowing) hereunder.

         Each Borrower waives all claims to presentment, demand, protest, and notice of dishonor. Each Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees in connection with the enforcement of this Note.

         CAPCO hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, together with accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

         Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         Loans under the Agreement and this Note (except to USAA Life Investment Trust) are subordinated to loans made under the $100,000,000 Credit Agreement between the Borrowers and State Street Bank and Trust Company (State Street) and Bank of America, N.A. (Bank of America), dated January 08, 2004, in the manner and to the extent set forth in the Agreement among the Borrowers, CAPCO, State Street, and Bank of America, dated January 08, 2004.

         This Note shall be governed by the laws of the state of Texas.

Signature to the Master Grid Promissory Note dated January 08, 2004, by USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust and USAA Life Investment Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A TO THE AGREEMENT) payable to CAPCO.


                                      USAA MUTUAL FUND, INC.,
                                           on behalf of and for the benefit
                                           of its series of Funds as set forth
                                           on SCHEDULE A to the Agreement

                                      By:  /S/ CHRISTOPHER W. CLAUS
                                           Christopher W. Claus, President


                                      USAA INVESTMENT TRUST,
                                           on behalf of and for the benefit
                                           of its series of Funds as set forth
                                           on SCHEDULE A to the Agreement

                                      By:  /S/ CHRISTOPHER W. CLAUS
                                           Christopher W. Claus, President


                                      USAA TAX EXEMPT FUND, INC.,
                                           on behalf of and for the benefit
                                           of its series of Funds as set forth
                                           on SCHEDULE A to the Agreement

                                      By:  /S/ CHRISTOPHER W. CLAUS
                                           Christopher W. Claus, President


                                      USAA STATE TAX-FREE TRUST,
                                           on  behalf of and for the benefit
                                           of its series of Funds as  set forth
                                           on SCHEDULE  A to the  Agreement

                                      By:  /S/ CHRISTOPHER W. CLAUS
                                           Christopher W. Claus, President


                                      USAA LIFE INVESTMENT TRUST,
                                           on  behalf of and for the benefit
                                           of its series of Funds as set forth
                                           on SCHEDULE  A to the Agreement

                                      By:  /S/ JAMES M. MIDDLETON
                                           James M. Middleton, President

                         LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated January 08, 2004, executed severally and not jointly by USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT FUND, INC., USAA STATE TAX-FREE TRUST and USAA LIFE INVESTMENT TRUST (not in their individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower) payable to the order of USAA CAPITAL CORPORATION.

[GRID]
Date of Loan


Borrower
and Fund

Amount
of Fund


Type of Rate
and Interest
Rate of Date of
Borrowing


Amount of
Principle Repaid


Date of Repayment


Other Expenses


Notation
made by

                     EXHIBIT D TO FACILITY AGREEMENT LETTER

                              OFFICER'S CERTIFICATE

Mark S. Howard hereby certifies that he is the duly elected Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (each a "BORROWER" and collectively the "BORROWERS"), and that he is authorized to execute this Certificate on behalf of the Borrowers. The undersigned hereby further certifies to the following:

Any one of the Chairman and Chief Executive Officer of United States Automobile Association ("USAA"), the Executive Vice President-Chief Financial Officer/Corporate Treasurer of USAA, or the Senior Vice President-Corporate Finance and Assistant Treasurer of USAA, together with either the Treasurer or Assistant Treasurer of the Borrowers, are duly authorized to act on behalf of the Funds, by transmitting telephonic, electronic mail, telex, or telecopy instructions and other communications with regard to borrowings and payments pursuant to the Facility Agreement dated January 8, 2004, with USAA Capital Corporation. The signature set opposite the name of each individual below is that individual's genuine signature.

NAME                   OFFICE                                      SIGNATURE
----                   ------                                      ---------


Robert G. Davis        Chairman and Chief Executive
                       Officer of USAA               /S/ ROBERT G. DAVIS

Josue Robles, Jr.      Executive Vice President-Chief
                       Financial Officer/Corporate
                       Treasurer of USAA             /S/ JOSUE ROBLES, JR.

Edwin T. McQuiston     Senior Vice President-Corporate
                       Finance and Assistant Treasurer
                       of USAA                       /S/ EDWIN T. MCQUISTON

David M. Holmes        Treasurer of the Borrowers    /S/ DAVID M. HOLMES


Roberto Galindo, Jr.   Assistant Treasurer of the
                       Borrowers                     /S/ ROBERTO GALINDO, JR.

IN WITNESS WHEREOF, I have executed the Certificate as of this 8th day of January, 2004.

/S/ MARK S. HOWARD
-----------------------------------
Mark S. Howard
Secretary


I, Christopher W. Claus, officer of the Borrowers, hereby certify that Mark S. Howard is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of the Borrowers and that his signature set forth above is his true and correct signature.

Date:  January 8, 2004
                                              /S/ CHRISTOPHER W. CLAUS
                                              --------------------------------
                                              Christopher W. Claus, Officer

                                                                       Exhibit D

                                  EXHIBIT H(v)

                        ADMINISTRATIVE SERVICES AGREEMENT


     AGREEMENT made as of May 1, 2003, between USAA LIFE INSURANCE COMPANY, a corporation organized under the laws of the state of Texas and having a place of business in San Antonio, Texas ("USAA Life"), and USAA LIFE INVESTMENT TRUST, a Delaware business trust having a place of business in San Antonio, Texas (the "Trust").

                                    RECITALS

     The Trust is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), as amended, whose shares ("Shares") are registered under the Securities Act of 1933 (the "1933 Act"), as amended, and with Shares offered in various investment funds as set forth in Exhibit A (the "Existing Funds") (such funds together with any funds subsequently established by the Trust for which the Trust desires to retain USAA Life to provide services under this Agreement, and for which USAA Life is willing to do so, being collectively referred to as the "Funds").

     The Trust makes its shares available for purchase to the Separate Account of USAA Life Insurance Company and the Life Insurance Separate Account of USAA Life Insurance Company (the "Separate Accounts"), and may in the future (subject to any necessary approval by the Board of Trustees) make its shares available to any other separate accounts of USAA Life or any of USAA Life's subsidiaries or affiliates, and to separate accounts of non-affiliated life insurance companies (all such eligible purchasers being referred to collectively as "Purchasers").

     USAA Life issues variable annuity contracts and variable life insurance policies (collectively "Contracts") funded through the Separate Accounts. USAA Life invests certain assets of the Separate Accounts in the Trust for the benefit of the owners of the Contracts ("Contract Owners"). USAA Life represents that the services provided under this Agreement and the fees received hereunder do not duplicate services provided and fees received under the Contracts or otherwise in connection with the Separate Accounts.

                                    AGREEMENT

     In consideration of the agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and USAA Life agree as follows:


1.   APPOINTMENT OF USAA LIFE.

     (a) EXISTING FUNDS. The Trust hereby appoints USAA Life to act as administrator for the Existing Funds for the period and on the terms herein set forth. USAA Life accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     (b) ADDITIONAL FUNDS. In the event that the Trust desires to retain USAA Life to render administrative services hereunder with respect to any Fund other than an Existing Fund, it shall notify USAA Life in writing. If USAA Life is willing to render such services it shall notify the Trust in writing, whereupon the Trust shall appoint USAA Life to act as administrator for such Fund for the period and on the terms herein set forth, and USAA Life shall accept such appointment and agree to render the services herein set forth for the compensation herein provided.

     (c) USAA Life shall be subject to the direction and control of the Trust in providing services under this Agreement, and shall provide such services in compliance with all applicable provisions of the Trust's Master Trust Agreement, Bylaws, Prospectus, and any applicable federal or state laws and regulations.

2.   DUTIES OF USAA LIFE.

     USAA Life shall administer the affairs of the Trust and provide related services required for the operation of the Funds; provided, that USAA Life shall not have any obligation to provide under this Agreement any services related to the distribution of Fund shares or any other services which are the subject of a separate agreement or arrangement between the Trust and USAA Life or its affiliates with respect to the Funds. Subject to the foregoing, USAA Life shall provide the following services and facilities to the Trust:

     (a) OFFICE SPACE, EQUIPMENT AND FACILITIES. Furnish such office space, office equipment, and office facilities as are adequate for the Trust's needs with respect to the Funds.

     (b) PERSONNEL. Provide the services of individuals competent to perform all of the Trust's executive, administrative, and clerical functions that are not performed by employees or other agents engaged by the Trust or by USAA Life acting in some other capacity pursuant to a separate agreement or arrangement with the Trust with respect to the Funds.

     (c) AGENTS. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust with respect to the Funds, including the Trust's transfer agent, custodian, independent auditors, and legal counsel.

     (d) TRUSTEES AND OFFICERS. Authorize and permit USAA Life's directors, officers and employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

     (e) BOOKS AND RECORDS. Assure that all financial, accounting and other records required to be prepared, maintained, and preserved by the Trust with respect to the Funds are prepared, maintained, and preserved by it or on its behalf in accordance with applicable laws and regulations.

     (f) REGULATORY REPORTS AND FILINGS. Prepare and file (as required) or arrange for others to prepare and file, but not pay for, all tax returns with respect to the Trust, all proxy statements with respect to the Funds, all periodic reports by the Trust with respect to the Funds, and all reports and filings required to maintain the registration and qualification of the Trust and the Shares, or to meet other regulatory or tax requirements applicable to the Funds under federal and state securities and tax laws.

     (g) BOARD REPORTS. Prepare and coordinate materials relating to the Funds to be presented to the Trust's Board of Trustees in preparation for its meetings.

     (h) FIDELITY BOND. Provide and maintain a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Trust who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Trustees of the Trust who are not officers or employees of the Trust shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access.

     (i) CALCULATION OF NET ASSET VALUE. Compute each Fund's net asset value per Share.

     (j) DELEGATION. Delegate, at its expense, some or all of its duties hereunder to other persons or entities approved by USAA Life upon prior notice to the Trust.

     (k) OTHER SERVICES. Provide such other services as the parties may from time to time agree in writing.

3.   DUTIES OF THE TRUST.

     Provide or cause others to provide to USAA Life all financial or other information necessary to USAA Life's providing services under this Agreement.

4.   ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by USAA Life set forth in paragraph 2 above and except for the services provided by USAA Life set forth in any other Agreement between the Trust and USAA Life, the Trust assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse USAA Life for any such expenses incurred by USAA Life. The expenses to be borne by the Trust shall include, without limitation:

     (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of a Fund's cash, portfolio securities and other property;

     (b) the charges and expenses of independent auditors;

     (c) brokerage commissions, if any, for transactions in the portfolio securities of the Funds;

     (d) all taxes, including issuance and transfer taxes, and fees payable by a Fund to federal, state or other governmental agencies;

     (e) the cost of any share certificates representing Shares of a Fund;

     (f) fees involved in registering and maintaining registrations of the Trust and of its Shares with the applicable federal, state, and other jurisdictions;

     (g) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements, any quarterly reports, semiannual reports, annual reports and other communications (including prospectuses) to existing shareholders and Contract Owners;

     (h) compensation and travel expenses of Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act;

     (i) charges and expenses of legal counsel in connection with matters relating to the Funds, including, without limitation, legal services rendered in connection with the Funds' legal and financial structure and relations with its shareholders and Contract Owners, issuance of Fund Shares, and registration and qualification of securities under federal, state and other laws;

     (j) membership or association dues for the Investment Company Institute or similar organizations;

     (k) interest payable on Fund borrowings; and

     (l) postage.

5.   ADMINISTRATION FEE.

     (a) For the services and facilities to be provided by USAA Life as provided in paragraph 2 hereof, the Trust shall reimburse USAA Life, on a monthly basis in arrears, for the cost of providing the services under this Agreement; provided, however, that such reimbursement shall be subject to the Maximum Expense with respect to each Fund, as set forth in EXHIBIT A hereto.

     (b) USAA Life may, from time to time, and for such periods as it deems appropriate, voluntarily waive fees or otherwise reduce its compensation hereunder.

6.   LIABILITY AND INDEMNIFICATION.

     (a) USAA LIFE. USAA Life shall exercise reasonable care in performing its services under this Agreement. USAA Life shall indemnify and hold the Trust, and its trustees, officers, and employees harmless from and against any and all loss, cost, damage and expense (a "Loss"), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; PROVIDED, HOWEVER, that this indemnification shall not apply to any Loss resulting from any action or inaction of the Trust constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement.. Prior to confessing any claim against it, which may be the subject of this indemnification, the Trust shall give USAA Life reasonable opportunity to defend against such claim in its own name or in the name of the Trust.

     (b) TRUST. The Trust shall indemnify and hold USAA Life and its officers, directors and employees harmless from and against any and all loss, cost, damage and expense (a "Loss"), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; PROVIDED, HOWEVER, that this indemnification shall not apply to any Loss resulting from any action or inaction of USAA Life constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement. Prior to confessing any claim against it which may be the subject of this indemnification, USAA Life shall give the Trust reasonable opportunity to defend against such claim in its own name or in the name of USAA Life.

7.   CONFIDENTIALITY.

     (a) Trust records maintained by USAA Life under this Agreement shall be and remain the property of the Trust. USAA Life shall promptly surrender or make such records available to the Trust or its designee, without charge, except for reimbursement of expenses for the surrender of such documents, upon request by the Trust or upon termination of this Agreement.

     (b) USAA Life shall not disclose or use any records or information obtained hereunder in any manner whatsoever except as expressly authorized hereunder, and further, shall keep confidential any information obtained pursuant to this Agreement with the Trust as set forth herein, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

8.   DURATION AND TERMINATION OF THIS AGREEMENT.

     (a) DURATION. This Agreement shall become effective as of the date first set forth above and, unless terminated, shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved annually (a) by the Trust's Board of Trustees or by a vote of a majority of the Funds' outstanding voting securities (as that term is defined in the 1940 Act) and (b) by a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act.)

     (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by USAA Life on 60 days' written notice to the other party, subject to subparagraph (c) below with respect to Maximum Expenses. This Agreement shall automatically terminate upon its assignment by USAA Life; PROVIDED, HOWEVER, that USAA Life may delegate its duties as provided in subparagraph (j) of paragraph 2 hereof.

     (c) AMENDMENT. This agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees of the Trust who are not interested persons. Notwithstanding the foregoing, no change (including termination of this Agreement) to the Maximum Expenses set forth in Exhibit A shall take effect until the then current Maximum Expense has been in effect for at least one year and the Trust has received advance notice as required by subparagraph (b) above.

9.   PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

10.  SERVICES NOT EXCLUSIVE.

     The services of USAA Life to the Trust hereunder are not to be deemed exclusive, and USAA Life shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

11.  GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of Texas and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of Texas, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.  ENTIRE AGREEMENT.

     This is the complete and entire agreement as represented herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.



USAA LIFE INVESTMENT TRUST               USAA LIFE INSURANCE COMPANY



By: /S/ CHRISTOPHER W. CLAUS             By: /S/ JAMES M. MIDDLETON
   ----------------------------              ---------------------------------
Name:  Christopher W. Claus              Name: James M. Middleton
Title:  Senior Vice President            Title: President

                                    EXHIBIT A

                      LISTING OF FUNDS AND MAXIMUM EXPENSES


      NAME OF FUND                              MAXIMUM EXPENSE

   USAA Life Growth & Income                     0.60%
   USAA Life Aggressive Growth                   0.95%
   USAA Life World Growth                        0.95%
   USAA Life Diversified Assets                  0.75%
   USAA Life Income                              0.65%

          (a) For purposes of this Agreement, Maximum Expense is based on the total Fund expenses for all Fund operations and activities, including but not limited to the expenses allocated to the Trust under section 4 of this Agreement, investment advisory expenses, and the cost of administrative services provided under this Agreement. Maximum Expense is computed as a percentage of the average net assets of the Fund for each month at the rate set forth in this Exhibit.

          (b) The schedule of Maximum Expenses as set forth herein shall remain in full force and effect for the life of this Agreement.

          (c) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

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